UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2013

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, including area code:  (432) 682-6324

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                 Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 18, 2013, we amended our Second Amended and Restated Credit Agreement dated as of November 29, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to an Eighth Amendment to Second Amended and Restated Credit Agreement and Limited Consent (the “Amendment”) by and among Clayton Williams Energy, Inc., a Delaware corporation, as Borrower, certain of our subsidiaries, as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

The Amendment raises the permitted ratio of our consolidated funded indebtedness to consolidated EBITDAX (as defined in the Credit Agreement and determined as of the end of each fiscal quarter for the then most-recently ended four fiscal quarters) to 4.5 to 1 from 4.0 to 1 during the period from the effective date of the Amendment to and including the fiscal quarter ending December 31, 2014.  The Amendment will be effective upon our closing of the private placement of senior notes due 2020 described under Item 7.01 of this Form 8-K.

This description of the Amendment is only a summary of, and is qualified in its entirety by reference to, the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 — Regulation FD Disclosure.

On September 23, 2013, we announced that we intend to offer, subject to market and other conditions, $250 million aggregate principal amount of senior notes due 2020 in a private placement to eligible purchasers.  We intend to use the net proceeds from the offering to repay borrowings under the Credit Agreement.  A copy of the press release announcing the offering is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or any state securities laws; and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01 — Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

10.1	Eighth Amendment to Second Amended and Restated Credit Agreement and Limited Consent

99.1	Press release dated September 23, 2013—Clayton Williams Energy, Inc. Announces $250 Million Offering of Senior Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	September 23, 2013	By:	/s/ Mel G. Riggs
Mel G. Riggs
Executive Vice President and Chief
Operating Officer

Date:	September 23, 2013	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Eighth Amendment to Second Amended and Restated Credit Agreement and Limited Consent

99.1	Press release dated September 23, 2013—Clayton Williams Energy, Inc. Announces $250 Million Offering of Senior Notes